SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2007

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2007, the CVS Caremark Corporation (the “Company”) announced that E. Mac Crawford, Chairman of the Board of Directors (the “Board”) of the Company had retired, and had therefore resigned as well from the Board, effective immediately.  Simultaneously, the Company announced that the members of the Board unanimously designated Thomas M. Ryan as Chairman of the Board, also effective November 7, 2007.

A copy of the Company’s press release dated November 7, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

The Board approved and adopted the following amendments to the Company’s by-laws (the “By-laws”), effective November 7, 2007:

•
Article IV, Section 2 has been amended to reflect the fact that E. Mac Crawford has resigned from the Board (as described above) and provisions that were effective only during his tenure as Chairman of the Board are no longer applicable.

•
Provisions in Article I, Section 14 and in Article IV, Section 2 have been amended to restate the provision that was in effect prior to the CVS/Caremark merger that the Chairman of the Board may be an executive officer of the Company.

Attached hereto as Exhibit 3.2 and incorporated by reference herein is a copy of the Company’s Amended and Restated By-laws, effective as of November 7, 2007, reflecting the foregoing amendments.

Section 8 - Other Events

Item 8.01  Other Events

On November 7, 2007, the Company’s Board appointed Terrence Murray as lead director.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Caremark Corporation

99.1	Press Release dated November 7, 2007 of CVS Caremark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date:	November 7, 2007	By:	/s/ David B. Rickard
Name: David B. Rickard
Title: Executive Vice President, Chief Financial Officer & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Caremark Corporation

99.1	Press Release dated November 7, 2007 of CVS Caremark Corporation